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NEWS RELEASE
                                                                    EXHIBIT 99.2

                             FOR:       American Oncology Resources
                                        www.aori.com

                             CONTACT:   L. Fred Pounds
                                        Vice President, Finance
                                        281/873-2674
FOR IMMEDIATE RELEASE

                                        Robert P. Jones/Jill Ruja
                                        Jeff Siegel/Stacey Nield - Media Contact
                                        Morgan-Wilke Associates
                                        212/850-5600

                 AMERICAN ONCOLOGY RESOURCES COMPLETES MERGER
                        WITH PHYSICIAN RELIANCE NETWORK
              -Creates Nations Leading Cancer Management Company-
                     -New Company to be named US Oncology-

     Houston, Texas, June 15, 1999 - American Oncology Resources, Inc. (Nasdaq:
AORI) announced today that it has completed the merger of Physician Reliance Network following approval at their shareholder meetings in San Antonio, Texas - site of their physician leadership conference.

     Terms of the transaction call for Physician Reliance Network shareholders to receive a fixed ratio of 0.94 shares of common stock of American Oncology for each PRN share held. As a result, AOR and PRN shareholders will each own approximately 50% of the combined company on a diluted basis. The Company will be headquartered in Houston, Texas. The Company's common stock will be traded on the Nasdaq Stock Market under its new name, US Oncology, Inc. ("USON"), beginning June 16, 1999.

     Dale Ross, Chairman and Chief Executive Officer of US Oncology, stated,
"At no time in history have so many medical and business professionals united their efforts to confront the challenge of cancer. Our physicians, many of which have joined us in San Antonio at the physician leadership conference, are among the country's best. They are truly opinion leaders and will be the catalyst for our future success."

     Lloyd Everson, M.D., President of US Oncology, added, "The goal of our clinical and administrative team is to provide access to the highest quality cancer care and

                                    -more-

[MORGAN-WALKE LETTERHEAD
 APPEARS HERE]

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clinical research for patients and their families. The merger of these two organizations will strengthen our ability to attain this goal."

     Mr. Ross concluded, "US Oncology is the country's largest, most advanced oncology force. As such, it is incumbent upon us to not only envision a brighter future for all cancer patients, but to leverage our every resource to make that vision a reality."

     US Oncology, with pro forma revenue and market capitalization of approximately $1 billion, is the nation's largest network of physicians, clinicians, nurses, and administrators focused exclusively on oncology. US Oncology provides comprehensive management services to over 750 physicians in 25 states.



     This press release contains forward-looking statements, including statements that include the words "believes," "expects," "anticipates," "intends" or similar expressions and statements regarding our prospects. All statements other than statements of historical fact included in this press release are forward-looking statements. Although the Company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Matters that could further impact future results and financial condition include integration of PRN's operations with those of AOR, reimbursement for healthcare services, government regulation and the operations of the Company's affiliated physician groups. Please refer to the Company's 1998 Annual Report on Form 10-K and its Joint Proxy and Prospectus for factors that could cause actual results to differ materially from the Company's expectations.


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